UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At a meeting held on November 27, 2007, the Board of Directors of Monarch Financial Holdings, Inc. (the “Company”) adopted amended and restated bylaws (the “Bylaws”) for the Company, effective November 27, 2007. Below is a brief description of the one amendment that was made to the Bylaws to ensure compliance with NASDAQ listing standards by noting the shares of Monarch Financial Holdings, Inc. are Direct Registration System (DRS) eligible. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the Bylaws, which are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Section 5.1 Certificates for Shares. Recent rule changes promulgated by the NASDAQ Stock Market LLC require NASDAQ-listed companies to be eligible for a direct registration system (“DRS”) by January 1, 2008. DRS refers to a system by which shares may be held in book entry form without a certificate. In order to ensure that the Company’s securities are DRS-eligible, a change to the Bylaws has been made and is reflected in Section 5.1. As amended and restated, the Bylaws permit the Company to issue certificated or uncertificated shares, and provisions regarding the registration and transfer of shares have been updated accordingly. One sentence was added as follows: “The Corporation permits book-entry ownership of shares of stock.” Previously, the Company’s Bylaws provided for certificated shares only.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

3.2	Bylaws of Monarch Financial Holdings, Inc. (as amended and restated on November 27, 2007)

The Company’s common stock is traded on the Nasdaq Capital Markets under the symbol MNRK.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: December 3, 2007	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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